Execution Version

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.2

TERMINATION AGREEMENT

by and between

FIBROGEN, INC.

and

ASTRAZENECA AB

Dated as of February 25, 2024,
as amended and restated on August 29, 2025

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	2
ARTICLE 2	TERMINATION OF AGREEMENTS	6
ARTICLE 3	TRANSITION ACTIVITIES, TRANSFER OF ASSETS AND ONGOING RESPONSIBILITIES	9
ARTICLE 4	REVERSION RIGHTS	13
ARTICLE 5	PROSECUTION, MAINTENANCE AND ENFORCEMENT OF PATENTS	13
ARTICLE 6	FINANCIAL TERMS; SETTLEMENT AND RELEASE; COVENANT NOT TO SUE	13
ARTICLE 7	INDEMNITY	21
ARTICLE 8	CONFIDENTIALITY	23
ARTICLE 9	REPRESENTATIONS AND WARRANTIES	23
ARTICLE 10	MISCELLANEOUS	24
Exhibit 1	[*]	27
Exhibit 2	[*]	31
Exhibit 3	[*]	0
Exhibit 4	[*]	0
Exhibit 5	[*]	0

1

TERMINATION AGREEMENT

This Termination Agreement (this “Termination Agreement”) is made and effective as of February 25, 2024, as amended and restated on August 29, 2025 (the “A&R Termination Agreement Effective Date”) by and between AstraZeneca AB, a company incorporated in Sweden under no. 556011-7482 with offices at Pepparedsleden 1, SE-431 83 Mölndal, Sweden (“AstraZeneca”); and FibroGen, Inc., a Delaware corporation having its principal place of business at 350 Bay St., Suite 100 #6009, San Francisco, California 94133, United States (“FibroGen”) (each of AstraZeneca and FibroGen, a “Party”, and collectively, the “Parties”).

Recitals

WHEREAS, AstraZeneca and FibroGen are parties to that certain Amended and Restated License, Development and Commercialization Agreement, entered into as of October 16, 2014 and effective as of July 30, 2013, and amended as of July 1, 2020, under which FibroGen granted AstraZeneca certain rights in respect of the development and commercialization of roxadustat in the Territory (as defined therein) (the “Collaboration Agreement”);

WHEREAS, as contemplated in the Collaboration Agreement, AstraZeneca UK Limited and FibroGen are parties to a master supply agreement entered into as of September 10, 2020, under which FibroGen agreed to supply Product (as defined therein) to AstraZeneca UK Limited for AstraZeneca’s (and its Affiliates) use in commercialization on the terms set forth therein (the “Supply Agreement”), and as contemplated in and pursuant to the requirements set out in the Collaboration Agreement and the Supply Agreement, AstraZeneca UK Limited and FibroGen entered into a quality assurance agreement effective as of September 9, 2022, setting out the responsibilities of the parties with respect to quality assurance, document retention, notification obligations, audit and inspection rights, and similar matters with respect to the manufacture of Product and Finished Product (the “Quality Agreement”);

WHEREAS, with respect to the collaboration between the Parties and their Affiliates in China, the development and commercialization activities are governed by, among other agreements, that certain Second Amended and Restated License, Development and Commercialization Agreement (China) by and between FibroGen China Anemia Holdings, Ltd. (“Cayman II”), FibroGen (China) Medical Technology Development Co., Ltd., and FibroGen International (Hong Kong) Limited (“FibroGen HK”) (each Affiliates of FibroGen), and AstraZeneca, amended and restated with effect on July 1, 2020 (the “China Agreement”), save that certain aspects of the governance structure for China are set out in the Collaboration Agreement;

WHEREAS, FibroGen has developed certain small molecule prolyl hydroxylase inhibitors that modulate hypoxia-inducible factor for the treatment of anemia in collaboration with Astellas Pharma Inc. (“Astellas”), its exclusive licensee for Japan, Europe, the Commonwealth of Independent States (CIS), the Middle East and South Africa pursuant to the Astellas Agreements (as defined in the Collaboration Agreement) (collectively, the “Astellas Collaboration”); and

WHEREAS, FibroGen and FibroGen (China) Medical Technology Development Co., Ltd., AstraZeneca and Astellas entered into a Tripartite Pharmacovigilance Agreement effective

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

13 November 2020 (the “PV Agreement”) to govern the responsibilities of each of the parties thereto in respect of pharmacovigilance activities for the Product globally, both in respect of clinical development and post-marketing PV activities.

WHEREAS, the Parties have mutually agreed to terminate the Collaboration Agreement with respect to all countries in the Territory (except for South Korea), with corresponding termination of the Agreements (as defined below) as contemplated therein, in each case on the terms and conditions set forth herein and to establish certain terms and conditions governing the Parties’ respective rights and obligations [*] (the “Original Termination Agreement”).

WHEREAS, certain Affiliates of the Parties have entered into a Share Purchase Agreement dated February 20, 2025 pursuant to which Cayman II has agreed to sell to AstraZeneca Treasury Limited (an Affiliate of AstraZeneca), and AstraZeneca Treasury Limited has agreed to purchase, the entire issued share capital of FibroGen Hong Kong (“SPA”). Subject to the occurrence of the A&R Termination Agreement Effective Date (as defined below), the collaboration between the Parties under and pursuant to the China Agreement will terminate and the Parties now desire to amend and restate the Original Termination Agreement effective as of the A&R Termination Agreement Effective Date on the terms and subject to the conditions of this A&R Termination Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Termination Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Article 1

DEFINITIONS

Unless otherwise specifically provided herein, (a) subject to clause (b), capitalized terms have the meanings ascribed thereto in the Collaboration Agreement and (b) the following terms, when used with a capital letter at the beginning, have the following meanings:

1.1
“A&R Termination Agreement Effective Date” means the date on which Closing, as defined in the SPA, occurs.
1.2
“Accountants” means an accounting or valuation firm of national reputation in the United States (excluding each of FibroGen’s and its Affiliates’ and AstraZeneca’s and its Affiliates’ respective regular outside accounting or valuation firms or auditors) that is mutually acceptable to FibroGen and AstraZeneca; provided, however, if FibroGen and AstraZeneca are unable to agree on such accounting or valuation firm [*] or any such mutually selected accounting or valuation firm is unwilling or unable to serve, then AstraZeneca shall deliver to FibroGen [*] of national reputation in the United States that have not performed services for FibroGen or its Affiliates or AstraZeneca or its Affiliates in [*], and FibroGen shall select [*] accounting or valuation firms.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

1.3
“Agreements” means collectively the Collaboration Agreement, the Supply Agreement and the Quality Agreement.
1.4
“Allocated Value” has the meaning given in Section 7.4.2.
1.5
“Applicable Regulatory Approvals” means the Held Regulatory Approvals, the Withdrawn/Rejected Regulatory Approvals and the Regulatory Approvals Under Review. For clarity, Applicable Regulatory Approvals does not include the Retained Regulatory Approval.
1.6
“Assigned Marks” has meaning set forth in Section 4.2.3.
1.7
“Astellas Business Sale Revenue” has the meaning set forth in Section 7.2.
1.8
“Astellas Revenues” has meaning set forth in Section 7.2.
1.9
“AstraZeneca” has the meaning set forth in the preamble hereto.
1.10
“AstraZeneca Product Payment Amount” has the meaning set forth in Section 7.7.
1.11
“AstraZeneca Indemnitees” has the meaning set forth in Section 8.1.
1.12
“AstraZeneca’s Knowledge” means [*].
1.13
“Change of Control” means, [*].
1.14
“Claims” has the meaning set forth in Section 7.10.
1.15
“Collaboration Agreement” has the meaning set forth in the preamble hereto.
1.16
“Expenses” means any and all actual and documented out-of-pocket or Third Party costs and expenses incurred by AstraZeneca or its Affiliates in the performance of the transition services set out in Sections 4.1.1 and 4.1.2.
1.17
“Expert Notice” has the meaning given in Section 7.4.3.
1.18
“FibroGen” has the meaning set forth in the preamble hereto.
1.19
[*].
1.20
[*].
1.21
“FTE Rate” means, [*], which is the blended hourly fully burdened rate for AstraZeneca’s employees and agents conducting the transition services. The FTE Rate will be adjusted [*] to reflect the percentage increase or decrease (as the case may be) from the preceding year in the average consumer price, calculated as the average of (i) the annual percentage change of US CPI-U and (ii) the average of the annual percentage changes of HICP for the 5 major EU countries (UK, France, Germany, Italy, and Spain) for such annual period, except as otherwise mutually agreed by the Parties. The FTE Rate includes, without limitation, the following general

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

expense categories: salaries and wages (including bonuses, moving expenses, and payroll taxes), benefits provided (including health benefits, defined contribution, defined benefit plans, vacations, etc.), direct employee costs (including recruitment costs, internal and external training costs, computer charges, automobile leases, subscriptions and reference materials, telephone, fax, cellular phone, and copy machines and related costs), and allocation of other overhead costs (including rent, insurance, and utilities).
1.22
“Held Regulatory Approvals” means the Regulatory Approvals for the following countries of the Territory, which have been obtained by and are held by AstraZeneca or its Affiliates [*].
1.23
“Manufacturing Services” has the meaning ascribed thereto in the Supply Agreement.
1.24
“Partnering Revenues” has the meaning set forth in Section 7.3.
1.25
“Party” and “Parties” each has the meaning set forth in the preamble hereto.
1.26
“Purchase Orders” has the meaning ascribed thereto in the Supply Agreement.
1.27
“PV Agreement” has the meaning set forth in the preamble hereto.
1.28
“PV Costs” means [*].
1.29
“Quality Agreement” has the meaning set forth in the preamble hereto.
1.30
“Regulatory Approvals Under Review” means [*].
1.31
“Released Parties” has the meaning set forth in Section 7.10.
1.32
“Releasing Parties” has the meaning set forth in Section 7.10.
1.33
“Retained Regulatory Approval” means the Regulatory Approvals for the Republic of South Korea (“South Korea”), [*].
1.34
“Reversion Sublicensee” has the meaning set forth in Section 5.2.
1.35
“ROW FibroGen Commercialization Revenues” has the meaning set forth in Section 7.5.
1.36
“SPA” has the meaning set forth in the preamble hereto.
1.37
“Supply Agreement” has the meaning set forth in the preamble hereto.
1.38
“Terminated Territory” means the Territory, other than (subject to Section 4.1.2(b)) South Korea.
1.39
“Termination” has the meaning set forth in Section 3.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

1.40
“Termination Agreement” has the meaning set forth in the preamble hereto.
1.41
“Termination Agreement Effective Date” means February 25, 2024.
1.42
“Third Party” means any entity other than FibroGen or AstraZeneca or an Affiliate of either of them.
1.43
“Third Party Business Sale Revenue” has the meaning set forth in Section 7.3.
1.44
“Trade Mark Assignment Agreements” means the agreements entered into between FibroGen (or a FibroGen Affiliate) and AstraZeneca (or an AstraZeneca Affiliate) pursuant to Section 4.2.3 and pursuant to which AstraZeneca (or its Affiliates) will confirm its assignment and transfer of the Assigned Marks to FibroGen (or its Affiliates).
1.45
“Transfer Date” means, in respect of a Held Regulatory Approval, such date when such Held Regulatory Approval is transferred to FibroGen, as notified by AstraZeneca to the applicable Regulatory Authority.
1.46
“Transition Period” means, [*] and (ii) one hundred eighty (180) days following the Termination Agreement Effective Date.
1.47
“Transition Services Fee” has the meaning set forth in Section 4.1.3.
1.48
“Value Notice” has the meaning set forth in Section 7.4.2.
1.49
“Wind-Down Asset Sale” means [*]:
1.49.1
[*]
1.49.2
[*]
1.50
“Withdrawal Date” means in respect of a country in which there is a Held Regulatory Approval or a Regulatory Approval Under Review, the date on which such Regulatory Approval is withdrawn, as notified by or to the applicable Regulatory Authority in the applicable country.
1.51
“Withdrawn/Rejected Regulatory Approvals” means [*].
Article 2

AMENDMENT AND RESTATEMENT OF THE ORIGINAL TERMINATION AGREEMENT[*]
2.1
Amendment and Restatement
2.1.1
With effect from the A&R Termination Agreement Effective Date, and in accordance with the Original Termination Agreement, the Parties hereby agree that this document amends, restates and replaces the Original Termination Agreement in its entirety, on the terms set out in this document.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Article 3

TERMINATION OF AGREEMENTS
3.1
Termination.
3.1.1
Except with respect to South Korea, for which the Collaboration Agreement survives as further set out in and subject to Section 3.4 of this Termination Agreement, the Parties agreed to terminate the Collaboration Agreement effective as of the Termination Agreement Effective Date, and such termination was deemed a termination of the Collaboration Agreement at will by AstraZeneca pursuant to Section 13.2 of the Collaboration Agreement provided, that, (i) AstraZeneca was not required to provide one hundred and eighty (180) days’ prior written notice to FibroGen to terminate the Collaboration Agreement, and (ii) unless otherwise expressly set out in this Termination Agreement AstraZeneca’s only obligations to FibroGen, and FibroGen’s only obligations to AstraZeneca, under and with respect to the Collaboration Agreement following the Termination Agreement Effective Date are as expressly set forth in this Termination Agreement. For clarity, if there is a conflict between any provisions of this Termination Agreement and the Collaboration Agreement, the provisions of this Termination Agreement shall prevail.
3.1.2
Pursuant to Section 17.2.1 of the Supply Agreement and Section 4.1 of the Quality Agreement, the Supply Agreement and the Quality Agreement, subject to the terms of this Termination Agreement, automatically terminated (including, for the avoidance of doubt, with respect to South Korea) upon termination of the Collaboration Agreement and the Supply Agreement respectively, and each Party hereby acknowledges and agrees, on behalf of itself and on behalf of its applicable Affiliates that are parties to the applicable Agreements, that the Supply Agreement (including, for the avoidance of doubt, with respect to South Korea) and the Quality Agreement terminated on the Termination Agreement Effective Date (the termination of the Agreements, the “Termination”).
3.2
Survival of Certain Provisions for the Terminated Territory. Except as otherwise set out in this Termination Agreement, [*]. In addition, Article 1 of the Collaboration Agreement shall survive the Termination with respect to the Terminated Territory to the extent necessary to give effect to the preamble in Article 1 hereof and any surviving provisions of the Collaboration Agreement.
3.3
Non-survival of Certain Provisions. Notwithstanding Section 3.2 of this Termination Agreement or Section 13.10 of the Collaboration Agreement, or any other provision of the Agreements, and subject to Section 3.4 of this Termination Agreement in respect of South Korea only:
3.3.1
[*].
3.3.2
Section 3.11 of the Collaboration Agreement shall survive with respect to the Terminated Territory only with respect to the Parties’ recordkeeping obligations for the time period stated therein, and with respect to each Party’s right to review and copy such records

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

maintained by the other Party at reasonable times and to obtain access to originals to the extent needed for patent or regulatory purposes or for other legal proceedings.
3.3.3
The Parties agree that, with respect to the Terminated Territory, [*].
3.3.4
Each Party agrees, on behalf of itself and on behalf of its applicable Affiliates that are parties to the applicable Agreements, that Sections 17.2.4 and 17.3 (except that upon termination, [*]. Notwithstanding the foregoing, in the event that AstraZeneca elects, either itself or through a Third Party (subject to Section 4.1.2(b) of this Termination Agreement), to commercialize the Product in South Korea and desires FibroGen to supply Product for such commercialization, then the Parties shall discuss such supply, [*].
3.4
Survival in respect of South Korea.
3.4.1
As further set out in Section 4.1.2(b) of this Termination Agreement, as between the Parties AstraZeneca shall have the sole right to retain the Retained Regulatory Approval and Regulatory Materials with respect to South Korea and the Parties agree that the Collaboration Agreement shall survive in full force and effect with respect to and to the extent applicable to South Korea provided that:
3.4.1.1
references to the Territory or to ROW in the surviving terms of the Collaboration Agreement shall be deemed to be references to South Korea only (mutatis mutandis), except with respect to any references to the Territory or ROW in those sections of the Collaboration Agreement that are stated to survive termination generally under Section 3.2 of this Termination Agreement with respect to the Terminated Territory (which shall continue to mean the Terminated Territory or ROW (other than South Korea, unless such sections also survive for South Korea, in which case, such references shall continue to mean the Territory or ROW as defined under the Collaboration Agreement));
3.4.1.2
any provisions of the Collaboration Agreement which are not applicable to South Korea, including any provisions which relate solely to the U.S., shall not survive termination under this Section 3.4 (but, for clarity, shall survive to the extent survival thereof is otherwise set forth in this Termination Agreement), which for clarity, is intended to provide for survival of the Collaboration Agreement only as it relates to South Korea;
3.4.1.3
[*];
3.4.1.4
[*] notwithstanding Section 7.1(a) or Section 7.3 of the Collaboration Agreement, AstraZeneca shall have no right to grant sublicenses to a Third Party under the licenses granted to it under Section 7.1(a) of the Collaboration Agreement without FibroGen’s prior written consent; and
3.4.1.5
[*].
3.4.1.6
To the extent necessary to reflect such survival with respect to South Korea, the Affiliates that are parties to the China Agreement will, promptly following the Termination Effective Date, enter into an amendment to the PV Agreement, or will otherwise include within any new global safety data exchange or pharmacovigilance agreement (which shall include

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Astellas and any future parties to which FibroGen grants a reversion sublicense pursuant to Section 5.3 of this Termination Agreement), which includes applicable provisions with respect to pharmacovigilance responsibilities in South Korea.
Article 4

TRANSITION ACTIVITIES, TRANSFER OF ASSETS AND ONGOING RESPONSIBILITIES
4.1
Transition Assistance.
4.1.1
Generally. During the Transition Period, AstraZeneca shall, itself or through its Affiliates, at no cost to FibroGen provide reasonable consultation and transition assistance for the purpose of transferring or transitioning to FibroGen, all AstraZeneca Know-How solely related to a Product not already in FibroGen’s possession, provided that (i) AstraZeneca may retain copies of any such AstraZeneca Know-How that is necessary or reasonably useful for the exploitation of the Product in South Korea; and (ii) FibroGen’s use of, and rights in respect of, such AstraZeneca Know-How in and for South Korea shall be subject to the restrictions on the scope of FibroGen’s license in respect of South Korea, as set forth in Section 5.1 of this Termination Agreement. For any data/documents that are transmitted to FibroGen, the data shall, to the extent required under applicable laws, be encrypted using AstraZeneca’s customary standards.
4.1.2
Regulatory Activities. [*], AstraZeneca shall, itself or through its Affiliates, [*] (i) comply with FibroGen’s reasonable and lawful requests for cooperation with respect to communications with the applicable Regulatory Authorities regarding the Development, manufacture, or Commercialization of Products in the Terminated Territory, and (ii) perform such other transitional services in respect of regulatory activities, the Applicable Regulatory Approvals, and pharmacovigilance activities in each case as [*]. [*], the Parties shall discuss in good faith the timing of AstraZeneca performing such activities (and the scope of such activities) and [*]. Additionally, with regard to Applicable Regulatory Approvals, AstraZeneca shall transfer or withdraw licenses and provide documents, to the extent Controlled by AstraZeneca or its Affiliates or Sublicensees, as set out below:

Country	Status	License	Documentation
[*]	[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]
[*]	[*]	[*]

a)
[*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

b)
South Korea. As between the Parties AstraZeneca will have the sole right to retain, hold and maintain the Retained Regulatory Approval, the Regulatory Materials and any Marks for the Product for South Korea and such Retained Regulatory Approval, Regulatory Materials and Marks in respect of South Korea shall not transfer to FibroGen under this Termination Agreement (as amended and restated from time to time). As between the Parties, AstraZeneca shall have the right to make all determinations with respect to the maintenance or withdrawal of the Retained Regulatory Approval for South Korea. FibroGen shall provide such further information within FibroGen’s possession and control as reasonably requested by AstraZeneca, [*] to assist AstraZeneca in its maintenance of the Retained Regulatory Approval, provided that the foregoing shall not require FibroGen to generate any additional information or data or perform any activities or other obligations.

[*].

[*].

[*].

c)
AstraZeneca shall not license, sublicense, sell, divest or otherwise grant or transfer, including by option, to any Third Party any rights (but excluding any such grant to subcontractors performing activities by or on behalf of AstraZeneca) to Commercialize the Product in South Korea without FibroGen’s prior written consent.

4.1.3
Transition Services Fee after the Transition Period. AstraZeneca shall complete the activities in Sections 4.1.1, 4.1.2, and 4.2 of this Termination Agreement during the Transition Period, using such diligence standards as set forth in such Sections. [*]. AstraZeneca shall keep complete and accurate financial books and records documenting [*]. Such records shall be kept in compliance with Applicable Law.
4.2
Transfer of Regulatory Activities and Assets.
4.2.1
Regulatory Communications. Except as otherwise required by Applicable Law or as otherwise provided for in Sections 4.1.2 and 4.2.2 of this Termination Agreement, FibroGen shall, from the actual Transfer Date for each Applicable Regulatory Approval, have all rights and responsibilities with regard to regulatory communications with respect to the Development, manufacture, or Commercialization of Products in the Territory, excluding in South Korea (for which AstraZeneca shall retain such rights and responsibilities as set out in the Collaboration Agreement). For markets in which the license was withdrawn or terminated, all regulatory communications following withdrawal/termination shall be directed to FibroGen if the authority contacts AstraZeneca.
4.2.2
Transfer of Regulatory Materials and Approvals. Pursuant to Section 13.6(d) of the Collaboration Agreement, and subject to Section 4.1.2 of this Termination Agreement, unless FibroGen determines that a Held Regulatory Approval or any application in respect of the Regulatory Approvals Under Review are to be withdrawn in a particular country of the Terminated Territory, AstraZeneca shall transfer and assign to FibroGen all (i) Held Regulatory Approvals (which for clarity excludes the Regulatory Approvals for South Korea) and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

all applications in respect of the Regulatory Approvals Under Review and (ii) all Regulatory Materials that relate solely and specifically to the Terminated Territory (which for clarity excludes any Regulatory Materials that solely relate to South Korea) (to the extent not transferred and assigned pursuant to (i)) in respect of the Applicable Regulatory Approvals for the Products, in each case (i) and (ii) that are Controlled at the Termination Agreement Effective Date by AstraZeneca or its Affiliates or Sublicensees. AstraZeneca may provide such Regulatory Materials in electronic form or, if such Regulatory Materials exist only in paper form, in either such paper form or as an electronic scan thereof. The Parties shall cooperate in good faith to effect the transfer of the Held Regulatory Approvals (which are not agreed to be withdrawn) [*]. During the Transition Period (or if shorter with respect to a Held Regulatory Approval, until the Transfer Date of such Held Regulatory Approval), at FibroGen’s written request, AstraZeneca, to the extent it remains the holder of the applicable Held Regulatory Approval, will provide FibroGen or one of its Affiliates with a power of attorney or delegation of authority in a form agreed by the Parties to permit FibroGen or one of its Affiliates to lawfully perform those Regulatory Approval holder related activities, as provided in the written request from FibroGen, on behalf of AstraZeneca, or its Affiliates, in order to permit FibroGen to maintain the applicable Held Regulatory Approval and to perform all such obligations as a holder of the Held Regulatory Approval as may be delegated under Applicable Law.
4.2.3
Marks. Pursuant to Section 13.6(c) of the Collaboration Agreement, AstraZeneca hereby assigns to FibroGen all of its right, title and interest in and to the Marks [*] (such Marks the “Assigned Marks”) and all goodwill associated therewith. The Parties shall use their respective commercially reasonable efforts to execute the Trade Mark Assignment Agreements with respect to the Assigned Marks within the Transition Period, and AstraZeneca shall perform such other legal acts and execute such other documents as reasonably requested by FibroGen to evidence, perfect and record such assignments.
Article 5

REVERSION RIGHTS
5.1
License Grants to FibroGen. For clarity, Section 13.6(b) of the Collaboration Agreement shall survive termination and shall apply, provided that such license grant to FibroGen shall not grant rights under the AstraZeneca Technology to (i) conduct clinical trials of, offer for sale, and sell Products in or for South Korea; or (ii) research, develop, make, have made, use or import Products in South Korea for the commercialization or other exploitation of Products in South Korea. Notwithstanding the foregoing, AstraZeneca represents and warrants that there are no AstraZeneca Patents, no Joint Patents and no Joint Inventions, and that the scope of the AstraZeneca Technology which FibroGen is granted a license pursuant to Section 13.6(b) of the Collaboration Agreement and this Section 5.1 is limited to AstraZeneca Know-How.
5.2
Sublicenses. Subject to the terms and conditions of this Termination Agreement and any surviving terms of the Collaboration Agreement, FibroGen shall have the right to grant sublicenses through multiple tiers of sublicenses under the license pursuant to Section 5.1 hereof. If FibroGen grants a (sub)license to an entity that is not an Affiliate of FibroGen, such entity (and any other entity to which such first entity grants a further sublicense, directly or indirectly, through all tiers of sublicenses) shall be a “Reversion Sublicensee” for the purposes of this Termination Agreement. [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

5.3
Grant Back Rights. [*].
5.4
Further Assistance. [*], the Parties agree to work in good faith to provide assistance as may be requested from time to time by the other Party with respect to any regulatory activities or communications with the applicable Regulatory Authorities regarding the manufacture of Products in the Terminated Territory or in the AZ Territory, respectively, as well as access to and/or reference to Regulatory Documentation, as defined in the SPA.
Article 6

PROSECUTION, MAINTENANCE AND ENFORCEMENT OF PATENTS
6.1
Licensed Patents and Joint Patents. Subject to Section 6.2 of this Termination Agreement, the Parties acknowledge and agree that, from and after the Termination Agreement Effective Date, AstraZeneca’s rights and obligations with respect to obtaining, prosecuting, maintaining, enforcing and defending the FibroGen Patents and Joint Patents in the Field in the Terminated Territory and costs incurred with respect thereafter hereby terminate.
6.2
Licensed Patents and Joint Patents in South Korea. Notwithstanding Section 6.1 of this Termination Agreement, each Party’s respective rights and obligations with respect to obtaining, prosecuting, maintaining, enforcing and defending the FibroGen Patents and Joint Patents in the Field in South Korea as set forth in Section 9.4, Section 9.5 and Section 9.6 of the Collaboration Agreement shall continue to apply and shall not be terminated hereunder.
Article 7

FINANCIAL TERMS; SETTLEMENT AND RELEASE; COVENANT NOT TO SUE
7.1
[*].
7.2
Astellas Revenues. [*].

[*].

7.3
Other Partnering Revenue. [*].

[*].

7.4
Revenue Share in the Event FibroGen Sells Business or Assets [*].
7.4.1
[*].
7.4.2
[*].
7.4.3
[ *].
7.5
Royalty in the Event FibroGen Commercializes the Product Itself in the Terminated Territory. [*]

7.6
[*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

7.7
AstraZeneca Product Payment Amount. [*].
7.8
[*].
7.9
Payment Procedures. The provisions set out in Sections 8.9-8.15 of the Collaboration Agreement (which for the avoidance of doubt shall survive Termination) shall apply mutatis mutandis to the calculation, payment, recording, and auditing of each Party’s obligations to pay the other Party under this Termination Agreement as they apply to AstraZeneca and, solely for such purpose in respect of the FibroGen Reimbursement Amount, the Astellas Revenues, the Partnering Revenues, the Astellas Business Sale Revenue, the Third Party Business Sale Revenue, any royalties due under Section 7.5 of this Termination Agreement and any amounts due under Section 7.1 of this Termination Agreement each reference in each such Section of this Termination Agreement (and any related definitions) to AstraZeneca shall be deemed to be a reference to FibroGen. Other than the AstraZeneca Product Payment Amount due under Section 7.7 hereof or the FibroGen Reimbursement Amount due under Section 7.8 hereof, [*].
7.10
Settlement and Release. Except in respect of any claims under ARTICLE 8 of this Termination Agreement, each Party, on behalf of itself, its Affiliates, each and all of its and their respective past, present and future officers, directors, shareholders, interest holders, members, partners, attorneys, consultants, advisors, agents, employees, managers and representatives, and each and all of its and their respective predecessors, successors in interest, assigns, personal representatives, heirs, executors, estates, administrators, trusts and beneficiaries, and all persons acting by, through, under, or in concert with any of them, and each of them (collectively, the “Releasing Parties”), hereby releases the other Party, its Affiliates, its predecessors, successors, assigns, each and all of its and their respective past, present and future officers, directors, shareholders, interest holders, members, partners, attorneys, consultants, advisors, agents, employees, managers and representatives, and each and all of its and their respective predecessors, successors in interest, assigns, personal representatives, heirs, executors, estates, administrators, trusts and beneficiaries, and all persons acting by, through, under, or in concert with any of them, and each of them (the “Released Parties”) from any and all past, present and future claims, demands, rights, actions or causes of action, liabilities, charges, complaints, grievances, obligations, promises, controversies, debts, costs, penalties, fees, damages, losses, obligations, judgments, suits, matters, and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, disclosed or undisclosed, material or immaterial, matured or unmatured, and that have been, could have been, or in the future could or might be asserted by or on behalf of any Releasing Party, whether individual, class, derivative, representative, legal, equitable, or any other type or in any other capacity under federal, state or local constitutions, laws, ordinances, regulations, orders or common law (“Claims”) relating to or arising out of, under or in connection with the Agreements or their termination; [*]; and provided, that neither Party hereby releases the other from any Claims arising under this Termination Agreement or claims arising from events, acts or omissions in the future with respect to South Korea.
7.11
Covenant Not to Sue. Except in respect to indemnification rights under ARTICLE 8 of this Termination Agreement, each Party covenants and agrees not to commence, aid, prosecute, or cause to be commenced or prosecuted any action or other proceeding, based upon any Claims relating to, arising out of, under, or in connection with the matters subject to mutual release as set forth in Section 7.10 of this Termination Agreement, and each Party further

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

covenants and agrees to hold harmless and indemnify the other Party in respect of all such Claims (including all court costs and reasonable attorneys’ fees), suffered, sustained, incurred, or required to be paid by such other Party from or in connection with any such action or proceeding.
7.12
No Outstanding or Known Future Claims/Causes of Action; Unknown Claims.
7.12.1
Each Party affirms that neither it nor any other of its respective Releasing Parties has filed with any governmental authority any type of action, suit, proceeding or report against any Released Party, and such Party currently knows of no existing act or omission, with respect to a Claim subject to mutual release as set forth in Section 7.10 hereof.
7.12.2
With respect to the releases set forth in Section 7.10 of this Termination Agreement, each Party, on behalf of itself and its respective Releasing Parties, (a) expressly understands, acknowledges, and assumes the risk that, with respect to the Claims subject to mutual release as set forth in Section 7.10 hereof, claims may exist [*] but currently be unknown, that claims may be suspected but currently be undetermined, that claims may not have been asserted, or that losses resulting from any such claims may be currently unknown or overestimated or underestimated in amount or severity, and each Party has taken the possibility of unknown, suspected, unasserted, underestimated, or overestimated claims into account in determining the consideration provided by the other Party in exchange for the releases provided herein; and (b) acknowledges that it may discover facts in addition to or different from those now known or believed to be true with respect to the settled Claims subject to mutual release as set forth in Section 7.10 hereof, but that it is such Party’s intention, on behalf of itself and its respective Releasing Parties, to hereby completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all claims known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts, in each case, with respect to the Claims subject to mutual release as set forth in Section 7.10 hereof.
7.12.3
Without limiting the generality of the foregoing, with respect to the releases set forth in Section 7.10 of this Termination Agreement, the Releasing Parties shall be deemed by operation of law to have relinquished to the full extent permitted by law, the provisions, rights, and benefits of any statutory provision or common law rule indicating that a general release does not extend to claims which a creditor does not know or suspect to exist in his or her favor at the time of executing the release and which, if known by him or her, must have materially affected his or her settlement with the debtor, including, to the extent it is applicable, and to the fullest extent permitted by law, the provisions, rights, and benefits of § 1542 of the California Civil Code which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Each Party represents and warrants that it has read and understands §1542 of the California Civil Code and has had the opportunity to consult with and be advised by counsel regarding its meaning and effect.

7.13
Compromise Agreement. This Termination Agreement is, in part, a compromise and final settlement of disputed claims. This Termination Agreement and all negotiations, statements, and proceedings in connection therewith are not, will not be argued to be, and will not be deemed to be, a presumption, a concession, or an admission by either Party of any fault, liability, or wrongdoing, or lack thereof, as to any fact or claim alleged or asserted in or in connection with the Claims subject to mutual release as set forth in Section 7.10 of this Termination Agreement, and will not be interpreted, construed, deemed, invoked, offered, or received in evidence, or otherwise used by any Party or any other person in this or any other action, suit or proceeding, whether civil, criminal, or administrative, except in a proceeding to enforce the terms and conditions of this Termination Agreement.
Article 8

INDEMNITY

8.1
Indemnification of AstraZeneca. In addition to any other remedy available to AstraZeneca, FibroGen shall indemnify, defend and hold harmless AstraZeneca, its Affiliates, and their respective officers, directors, employees, and agents (“AstraZeneca Indemnitees”), from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such AstraZeneca Indemnitees (“Losses”), all to the extent resulting from claims, suits, proceedings or causes of action brought by such Third Party (“Claims”) against such AstraZeneca Indemnitee that arise from or are based on: (i) any breach by FibroGen of this Termination Agreement, or (ii) the negligence or willful misconduct on the part of any FibroGen Indemnitee in performing any activity contemplated by this Termination Agreement, or (iii) the Development, testing, manufacture, storage, handling, use, sale, offer for sale, distribution and importation of Products in each case, in the Terminated Territory (including South Korea in the event the Collaboration Agreement is terminated with respect to South Korea) [*]; except in each case to the extent that any such Claim, claim or suit is based on or alleges: (x) any breach by AstraZeneca of this Termination Agreement, or (y) the negligence or willful misconduct on the part of any AstraZeneca Indemnitee in performing any activity contemplated by this Termination Agreement.
8.2
Indemnification of FibroGen. In addition to any other remedy available to FibroGen, AstraZeneca shall, indemnify, defend and hold harmless FibroGen, its Affiliates, and their respective officers, directors, employees, and agents (“FibroGen Indemnitees”), from and against any and all Losses to the extent resulting from Claims against such FibroGen Indemnitee that arise from or are based on: (a) any breach by AstraZeneca of this Termination Agreement, (b) the negligence or willful misconduct on the part of any AstraZeneca Indemnitee in performing any activity contemplated by this Termination Agreement, or (c) the Development, testing, manufacture, storage, handling, use, sale, offer for sale, distribution and importation of Products in each case, in or for South Korea prior to termination of the Collaboration Agreement with respect to South Korea by or on behalf of AstraZeneca, any of its Affiliates or any of its licensees (except FibroGen or its Affiliates), except in each case to the extent that any such Claim is based

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

on or alleges: (i) any breach by FibroGen of this Termination Agreement, or (ii) the negligence or willful misconduct on the part of any FibroGen Indemnitee in performing any activity contemplated by this Termination Agreement.
8.3
Indemnification Procedure. The Party claiming indemnity under this Article 7 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the Claim for which indemnity is being sought. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money. So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Article 7.
8.4
Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS TERMINATION AGREEMENT OR ANY TORT CLAIMS ARISING HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 8.4 OF THIS TERMINATION AGREEMENT IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 8.1 - 8.3 OF THIS TERMINATION AGREEMENT OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 8 OF THIS TERMINATION AGREEMENT, ARTICLE 12 OF THE COLLABORATION AGREEMENT OR 15.1 OF THE SUPPLY AGREEMENT.
Article 9

CONFIDENTIALITY
9.1
All information that is disclosed or provided by a Party to the other Party under this Termination Agreement shall be subject to the confidentiality provisions set forth in Article 12 of the Collaboration Agreement. Notwithstanding the foregoing, the content of all regulatory documentation, commercial licenses and other related documentation, data and information generated by or on behalf of AstraZeneca pursuant to the Collaboration Agreement and transferred to FibroGen or its designees under this Termination Agreement shall be deemed

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

the Confidential Information of FibroGen and AstraZeneca shall ensure that confidential information, including trade secrets, are not made public.
9.2
Press Release. At any time after this Agreement becomes effective, either Party may issue a press release announcing the termination of the Agreement [*].
Article 10

REPRESENTATIONS AND WARRANTIES
10.1
Mutual Representations and Warranties of AstraZeneca and FibroGen. Each Party hereby makes such representations and warranties contained in Section 10.1 and Section 10.3 of the Collaboration Agreement effective [*].
10.2
Additional Representations and Warranties of AstraZeneca. AstraZeneca represents and warrants to FibroGen that: (a) to AstraZeneca’s Knowledge, except pursuant to the China Agreement, [*] neither AstraZeneca nor any of its Affiliates is, and neither AstraZeneca nor any of its Affiliates have licensed or authorized any Third Party to, directly or indirectly researching, Developing or Commercializing any HIF Compound in the Field, (b) to AstraZeneca’s Knowledge, there are no contracts between AstraZeneca and Third Party vendors or suppliers that specifically cover the supply or sale of the Products in the Territory, and (c) to AstraZeneca’s Knowledge, the list of trademarks provided by AstraZeneca [*] contained all trademarks that, [*] are Controlled by AstraZeneca or its Affiliates for use in connection with the sale or marketing of the Product in the Field in the Territory.
10.3
Disclaimer. Each Party understands that the Collaboration Compounds and Products are the subject of ongoing clinical research and development and that the other Party cannot assure the safety or usefulness of the Collaboration Compounds or Products. In addition, AstraZeneca makes no warranties concerning the AstraZeneca Technology.
10.4
No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN SECTIONS 4.2.3, 5.1, 7.12.3, 10.1 OR 10.2 OF THIS TERMINATION AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EXCEPT AS EXPRESSLY STATED IN THIS TERMINATION AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.
Article 11

MISCELLANEOUS
11.1
General. The provisions set forth in Article 15 of the Collaboration Agreement are incorporated herein by reference and made a part of this Termination Agreement, mutatis mutandis, except in respect of those provisions otherwise set out in this ARTICLE 110, which shall supersede the equivalent provision in Article 15 of the Collaboration Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

References to a Section, Article or Exhibit is a reference to the applicable Section, Article or Exhibit of this Termination Agreement, unless specified otherwise.
11.2
Notices. Any notice required or permitted to be given under this Termination Agreement shall be in writing, shall specifically refer to this Termination Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 11.2, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable international expedited delivery service, (b) [*] after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested, or (c) when received, if sent by email (with acknowledgement of receipt from recipient).

If to FibroGen: [*]

With a copy to: [*]

[*]: [*]

If to AstraZeneca: [*]

With a copy to: [*]

(which shall not

constitute notice)

11.3
Entire Agreement. This Termination Agreement constitutes the entire, final and exclusive agreement between the Parties with respect to the subject matter of this Termination Agreement. This Termination Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of this Termination Agreement; provided, however, that, except as otherwise expressly provided herein, the terms of the Agreements that survive its termination remain in effect by their terms; and, provided, further, that, notwithstanding the preceding proviso, with respect to any conflict between this Termination Agreement, on the one hand, and the surviving provisions of the Agreements, on the other hand, the terms and conditions of this Termination Agreement shall control. All Exhibits referred to in this Termination Agreement are intended to be and are hereby specifically incorporated into and made a part of this Termination Agreement.
11.4
Counterparts. This Termination Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Termination Agreement may be executed by PDF format via email or other electronically transmitted signatures (including by DocuSign) and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

[Signatures to follow]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Execution

THIS TERMINATION AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the A&R Termination Agreement Effective Date.

ASTRAZENECA AB

By: /s/ [*]

Name: [*]

Title: [*]

FIBROGEN, INC.

By: /s/ [*]

Name: [*]

Title: [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 1

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 2

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 3

[*]

0

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 4

[*]

0

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 5

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.